SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

________________________

Date of Report (Date of Earliest Event Reported): January 3, 2005

UST Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17506	06-1193986
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 661-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. 01 Entry into a Material Definitive Agreement.

Restricted Stock Agreement With Named Executive Officer

On January 3, 2005, UST Inc. (the “Company”) granted 50,000 shares of restricted stock to Murray S. Kessler, President-U. S. Smokeless Tobacco Company, pursuant to the UST Inc. Amended and Restated Stock Incentive Plan (the “Plan”), which was most recently approved by the Company’s stockholders at the annual meeting of stockholders on May 6, 2003. The restricted stock award will vest and become earned by Mr. Kessler (generally, if he remains employed on January 3, 2010), subject to the performance-based conditions described below.

Under the terms of the award, the restricted shares shall vest in full provided and solely to the extent that the Company has achieved, in any three (3) of the five (5) calendar year periods ending on December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009, respectively, both: (A) positive annual Earnings Per Share (“EPS”) from continuing operations; and (B) a targeted dividend payout ratio expressed as a percentage of EPS from continuing operations.

In addition, pursuant to the terms of the award, a pro-rata portion of the restricted shares shall vest in the event that Mr. Kessler’s employment is terminated by the Company without cause or by Mr. Kessler for “good reason,” as such term is defined in the Severance Agreement between the Company and Mr. Kessler, dated September 13, 2004. The restricted shares may also vest earlier upon the occurrence of a change in control of the Company. The restricted shares may not be transferred or otherwise disposed of by Mr. Kessler prior to the time that they become vested.

Mr. Kessler has recently filed a Form 4 with the Securities & Exchange Commission (the “SEC”) on January 4, 2005 with respect to such award.

The Company’s form of Notice of Grant and Restricted Stock Agreement pursuant to which such award was made is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 10.1 Form of Notice of Grant and Restricted Stock Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2005

UST INC.

By:	/s/ James D. Patracuolla

Name: James D. Patracuolla
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Form of Notice of Grant and Restricted Stock Agreement

4